U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
under the

Securities Act of 1933

AmpliTech Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	92-4566352
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices) (Zip Code)

2020 Equity Incentive Plan

(Full title of the plan)

Fawad Maqbool

Chief Executive Officer

Amplitech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

(Name and Address of agent for service)

(631)-521-7831

(Telephone number, including area code, of agent for service)

With a copy to:

Matthew McMurdo, Esq.

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

Phone (917) 318-2865

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, $0.001 par value to be issued under the Plan	22,947,368	(3)	$0.1805	(4)	$4,141,999.92	$451.89
Common Stock, $0.001 par value	2,052,632	(5)	$0.1805	(4)	$370,500.08	$40.42
TOTAL	25,000,000				$4,512,500	$492.31

________________

(1)

This Registration Statement also registers an indeterminable number of additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended, or the Securities Act.

(2)	The fee is calculated by multiplying the aggregate offering amount by .0001091, pursuant to Section 6(b) of the Securities Act of 1933.

(3)	Represents shares of common stock issuable pursuant to stock option awards outstanding under the 2020 Equity Incentive Plan (the “Plan”).

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices for the registrant’s common stock as reported on the OTCQB on December 11, 2020.

(5)	Represents common stock awards issued under the Plan.

EXPLANATORY NOTE

This registration statement registers 2,052,632 shares of common stock, par value $0.001 per share, of Amplitech Group, Inc. (“we”, “us”, “our”, the “Company” or “Registrant”) previously granted under the Amplitech Group, Inc. 2020 Equity Incentive Plan (the “Plan), and 22,947,368 shares of common stock reserved for issuance under the Plan.

This Registration Statement also includes a prospectus (which we refer to as the reoffer prospectus) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales of certain of the shares of our common stock listed above that may be deemed to be “control securities” and/or “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. These are shares that were or may be acquired by our officers, directors and affiliates, or that were acquired by our employees or consultants, under an employee benefit plan. Such officers, directors, affiliates, employees and consultants are the selling stockholders identified in the reoffer prospectus. The amount of shares to be offered or resold by means of this reoffer prospectus by each selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The Company will provide each recipient of a grant under the Plan (the “Recipients”) with documents that contain information related to the Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Fawad Maqbool

President and Chief Executive Officer

AmpliTech Group, Inc.

620 Johnson Avenue

Bohemia, NY 11716

(631) 521-7831

REOFFER PROSPECTUS

2,052,632 Shares

Common Stock

Issued under certain awards

granted under the Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 2,052,632 shares (the “Shares”) of our common stock, $0.001 par value per share by a certain securityholder identified herein in the section entitled “Selling Securityholder”. Such shares have been or may be acquired in connection with awards granted under the Amplitech Group, Inc. 2020 Equity Incentive Plan (the “Plan”). The amount of shares to be reoffered or resold by means of this prospectus by the Selling Securityholder, and any other person with whom such Selling Securityholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act of 1933, as amended (the “Securities Act”). You should read this prospectus carefully before you invest in our common stock.

Such resales shall take place on the OTCQB, or such other stock market or exchange on which our common stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 14 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by the Selling Securityholder on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholder identified in this reoffer prospectus, or his pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 6 of this reoffer prospectus. These are speculative securities.

Our common stock is quoted on the OTCQB under the symbol “AMPG” and the last reported sale price of our common stock on December 11, 2020 was $0.1987 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 14, 2020

AMPLITECH GROUP, INC.

Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of Amplitech Group, Inc., a Nevada corporation, and its wholly-owned subsidiary Ampliteh Inc..

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

AmpliTech Group, Inc., (together with its subsidiary, Amplitech, Inc., a New York corporation, “AmpliTech” or the “Company”), designs, engineers and assembles micro-wave component-based amplifiers that meet individual customer specifications. Our products consist of radio frequency (“RF”) amplifiers and related subsystems, operating at multiple frequencies from 50kHz to 44GHz, including low noise amplifiers, medium power amplifiers, cryogenic amplifiers, and custom assembly designs for the aerospace, governmental, defense and commercial satellite markets]. We also offer non-recurring engineering services on a project-by-project basis, for a predetermined fixed contractual amount, or on a time plus material basis.

Our existing product line includes the 18 to 40 GHz wide band low noise amplifier. It is designed mainly for wideband telecommunications such as military and space applications, point to point radios as well as test equipment.

AmpliTech has also introduced a new line of cryogenic amplifiers designed to operate at temperatures as low as 4K that offer much lower noise figures than our standard models. Consuming as little DC power as +0.5V DC@8mA, the light weight, compact housings provide excellent performance while generating very little heat. These amplifiers are very useful for applications that require the absolute minimum amounts of noise injection for the growing market of low temperature applications, such as quantum computing, medical applications, RF imaging, research & development, space communications, accelerators, radiometry and telephony.

In connection with the acquisition of the Specialty Microwave business, we began designing and manufacturing passive microwave components and related subsystems for use in satellite communication ground networks that meet individual customer specifications for both domestic and international customers.

Our Products

Low Noise Amplifiers

Low Noise Amplifiers, or LNAs, are amplifiers used in receivers of almost every type of communication system (wi-fi, radar, satellite, base station, cell phone, radio, etc.) to improve signal strength and increase sensitivity and range of receivers.

Medium Power Amplifiers

Medium Power Amplifiers, or MPAs, provide increased output power and gain in transceiver chains to increase signal power and maintain dynamic range and linearity in radars, base-stations, wireless networks, and almost every communication system.

Satellite Access Point Block Downconverter (BDC)

The Specialty Microwave BDC assembly is used as a test device on Satellite Access Point (SAP) antennas located worldwide. The BDC assembly down converts a Ka band signal, 17.7 GHz to 19.7 GHz, from the LNAs on either polarization of the antenna to between 950 and 2150 MHz using a high and low band block downconverter.

1:2 Tx Protection Switch Panel Subsystem

The Specialty Microwave 1:2 Tx Protection Switch panel is a logic panel used in satellite communications earth stations. The system mechanism operates waveguide and coaxial switches to operator desired positions.

Desktop/Benchtop and compact wideband Power Amplifiers

These products are utilized over a frequency range of .1 to 40 GHz used in Satcom rack mount systems as well as test equipment used by integrators and manufacturers of various communication systems such as cellular base stations, simulators, and point to point wireless radios.

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Waveguide to Coaxial Adapters

These adapters are used for all Satcom and Satellite internet gateway systems from S band to K band, or 2 GHz to 50 GHz.

Cryogenic Amplifiers

Designed to operate at 4k temperatures with industry low noise figures from 2-26 GHz range. With a low power dissipation of less than 10 mWatts these cryogenic amplifiers can be used in applications for quantum computing, nanophysics, astronomy, superconductor research and 5G networks.

Cryogenic and Non-Cryogenic 4G/5G Small Cell Subsystems

These products are utilized in private and public high-speed networks and airline WI-FI systems.

Our Customers

We serve a diverse customer base located primarily in the United States, Europe, and Asia, in the aerospace, governmental defense, commercial satellite, and wireless industries. Our customers include Viasat, L3 Harris Technologies, Raytheon and Mercury Systems. As of December 31, 2019 and September 30, 2020, there were no customers that accounted for more than 10% of our total revenue. We have both direct and indirect relationships with these customers domestically and abroad via exclusive and non-exclusive sales representatives and various distributors.

Acquisition of Certain Assets of Specialty Microwave Corporation

On September 12, 2019, we acquired substantially all of the operating assets of Specialty Microwave Corporation (“SMW”), a privately held company based in Ronkonkoma, NY engaged in the design and manufacture of custom passive microwave components and related subsystems for both domestic and international customers for use in satellite communication ground networks.

Our mission is to patent certain of our proprietary intellectual property that are used in small volume niche markets and expand our capabilities through strategic partnerships, joint ventures, and mergers and acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe this will enable us to scale up our products and revenue by developing full systems and subsystems with our unique technology as a core component, which we expect will position us to fulfill our mission to become a global leader in these rapidly emerging technology sectors and addresses large volume markets as well, such as cellphone handsets, laptops, server networks, and many other applications that improve everyday quality of life.

The Company has focused its research and development (“R&D”) efforts on expanding its product line of low noise amplifiers to include its new 5G and wireless infrastructure products. The Company believes it has made significant progress, introducing new products that will be manufactured as a result of our acquisition of the business of SMW. We expect the combined engineering and manufacturing resources to complement our new product development of subsystems for satellite, wireless, and 5G infrastructures, as well as for advanced military and commercial markets.

Recent Developments

The COVID-19 pandemic has caused significant worldwide disruption throughout the course of 2020 and resulted in the imposition of various public and private sector measures to try to contain the virus, on a local, state, national and international level, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations and some of the operations of our customers, and vendors, suppliers, and partners. The ultimate impact and efficacy of government measures and potential future measures is currently unknown.

There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. Accordingly, we resumed operations on May 5, 2020, with the CDC safeguard guidelines in place. Difficulties in communicating with our customers’ employees and delivery delays due to COVID-19 may impact our ability to meet customer demand, and thus decrease revenue into next quarter and possibly into 2021 and negatively impact our financial condition and results of operations.

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On April 20, 2020, the Company entered into a Paycheck Protection Program Promissory Note (“PPP Note”) in the principal amount of $232,200 (“PPP Loan”) from BNB Bank (“PPP Loan Lender”).  The PPP Loan was obtained pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid Relief and Economic Security Act (“CARES Act”) administered by the U.S Small Business Administration (“SBA”).  The PPP Loan was disbursed by the PPP Loan Lender on April 20, 2020 (the “Disbursement Date”).  The PPP Loan bears an interest at 1.00% per annum. The Company plans to apply for PPP Loan forgiveness.   The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP Loan may only be used by the Company for 2020 payroll costs, mortgage interest payments, rent and utilities. This has helped to offset some of the adverse effects of this pandemic and allowed us to serve our customers at a reduced capacity while still being able to fulfill open orders. The Company plans to apply for PPP Loan forgiveness.

We have completed the design of a wide-band 3.5 GHz to 9.5 GHz cryogenic low noise amplifier (“LNA”) in the second quarter of 2020. We also purchased a special cryocooler used to verify the performance of these new cryogenic LNAs.  The LNA operate at 4 degrees Kelvin physical temperature, the same as used in quantum cloud computing applications for big data super-computers. The Company was able to achieve an ultra-low noise temperature of less than 5 degrees Kelvin, which we believe demonstrates its suitability for use in many other strategic applications such as 5G small cells and base stations, nanophysics (electron spin measurements), and deep space astronomy, among many other applications.

In August 2020, the Company entered into a non-disclosure agreement with Orban Microwave, Inc. (“Orban”), to further the goal of a joint initiative between the parties to sell, market, and develop products of both companies relating to the Company’s production and construction of microwave amplifiers, and/or antenna products by Orban, related to use in 5G/6G multiple-input, multiple-output (“MIMO”) antenna systems, Airline Wi-Fi Planar phased array flat panel antenna/amplifier systems, as well as other systems that may require a joint product. Subject to further discussion between the Company and Orban, the companies may participate in individually buying each other’s products for a customer when necessary with a separate agreement defining the details of the transactions. Any definitive joint venture agreement is subject to further negotiation and there can be no assurance that the Company and Orban will succeed in producing joint products.

On November 20, 2020, we entered into a business loan agreement with BNB Bank (the “BNB LOC”), pursuant to which we received a business line of credit for $750,000, maturing on November 1, 2021, and issued to BNB Bank a promissory note in the principal amount of $750,000. The interest rate of the promissory note is subject to change from time to time based on changes to the Wall Street Journal Prime Rate Index.  Interest shall accrue on any due but unpaid principal amount in amount equal to the Wall Street Journal Prime Rate Index, plus 1%. The Company is obligated to pay the entire principal amount, plus all accrued but unpaid interest on November 1, 2021.  In addition, the Company is obligated to pay regular monthly payments of all accrued but unpaid interest, beginning January 1, 2021. The Company has the option to prepay all or any portion of the amount owed under the BNB LOC prior to its due date without any penalty.  The BNB LOC will be evaluated monthly on a base formula advancing 75% of accounts receivable aged less than 90 days and 50% of inventory raw materials. In connection with the loan, Amplitech Group, Inc. and Amplitech, Inc. granted the lender a security interest in all of their respective assets and Amplitech Group, Inc., as well as Mr. Maqbool, our, chairman, president, chief executive officer and controlling shareholder (the “Guarantors”) agreed to guarantee the loan.

Intellectual Property

We plan to leverage our existing proprietary intellectual property and trade secrets that are used in small volume niche markets by patenting the proprietary intellectual property and expanding our capabilities through strategic partnerships, joint ventures, and mergers and acquisitions with key industry leaders in the 5G/6G, quantum computing, and cybersecurity markets. We believe our unique technology will be a core component in these rapidly emerging technology sectors. We have completed our first three provisional filings covering the following areas:

•

Ultra-Low Noise Monolithic Microwave Integrated Circuits (MMICs) Amplifier Techniques and Development for All Wireless, Satcom, and Space Applications, which covers our basic Low Noise Amplifier technology;

•

Ultra-Low Noise Amplifiers/MMICS Optimized For Cryogenic Temperatures for Quantum Computing, Nanophysics, and Deep Space Astronomy Applications, which covers big data, cloud, and almost all types of IoT and wireless communications; and

•

Low Noise Amplifiers/Front-Ends Optimized for Use in 5G Networks, and all the wireless technologies enabling the 5G infrastructure, which covers cellular base stations, cellphone handsets, high-speed internet earth stations and satellites.

In addition to these filings, we plan to file up to 33 additional patents in 2021 to protect the proprietary intellectual property that we currently employ in our products. Please see “Our Business —Intellectual Property “ for a more in-depth description of our plans around our intellectual property.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB Market. In connection with this offering, we have applied to list our common stock and the Warrants on the Nasdaq Capital Market (“Nasdaq”) under the symbols “AMPG” and “AMPGW,” respectively. If our listing application is approved, we expect to list our common stock and the Warrants on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock and Warrants. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding common stock. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq.

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Reverse Stock Split

On December 7, 2020, our stockholders approved a reverse stock split within the range of 20-to-1 to 200-to-1 of our issued and outstanding shares of common stock and authorized the Board of Directors, in its discretion, to determine the final ratio and effective date in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 500,000,000 shares. The share and per share information in this prospectus do not reflect such reverse stock split of the issued and outstanding shares of our common stock to occur on or immediately following the effective date of the registration statement of which this prospectus forms a part. This prospectus will be amended by an amendment to this registration statement to reflect such number and the effect of such reverse stock split.

Principal Risks

•	our history of losses;
•	the ongoing COVID-19 pandemic;
•	our ability to compete;
•	changes in our product mix and resulting impact on gross margin;
•	the ability of our products and services to function as expected;
•	our ability to successfully protect our intellectual property rights, and claims of infringement by others;
•	order and shipment uncertainties;
•	the effectiveness of our sales and marketing efforts;
•	our ability to retain key management personnel;
•	our ability to hire and retain experienced design and technical personnel;
•	failure to remediate material weaknesses in internal accounting controls and failure to implement proper and effective internal controls;
•	our need to raise additional capital;
•	cybersecurity threats and incidents;
•	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;
•	the volatility of our stock price;
•	the decline in the price of our stock due to offers or sales of substantial number of shares;
•	the limited trading volume and price fluctuations of our stock;
•	the ability of our Chairman, President and Chief Executive Officer to control a significant number of shares of our voting capital;
•	the immediate and substantial dilution of the net tangible book value of our common stock;
•	the speculative nature of Warrants;
•	provisions in the Warrants may discourage a third-party from acquiring us;
•	our ability to meet the initial or continuing listing requirements of the Nasdaq Capital Market; and
•

we intend to effect a reverse stock split of our outstanding common stock immediately following the effective date but prior to the closing of the offering; however, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock on the Nasdaq Capital Market in which case this offering may not be completed.

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Corporate Information

AmpliTech Group, Inc. was incorporated in under the laws of the State of Nevada on December 30, 2010 as Bayview Acquisition Corp.  Our principal offices are located at 620 Johnson Avenue, Bohemia, New York 11716 and our telephone number is (631) 521 7831. On August 13, 2012, the Company acquired AmpliTech Inc., by issuing 16,675,000 shares of the Company’s Common Stock to the shareholders of AmpliTech Inc. in exchange for 100% of the outstanding shares of AmpliTech Inc. (“the Share Exchange”). After the Share Exchange, the selling shareholders owned 1,200,000 shares of the outstanding 17,785,000 shares of Company common stock, resulting in a change in control. Accordingly, the transaction was accounted for as a reverse acquisition in which AmpliTech, Inc. was deemed to be the accounting acquirer, and the operations of the Company were consolidated for accounting purposes. The capital balances have been retroactively adjusted to reflect the reverse acquisition.

On September 12, 2019, AmpliTech Group Inc. acquired substantially all of the operating assets of Specialty Microwave Corporation (SMW), a privately held company based in Ronkonkoma, NY. The purchase included all inventory, orders, customers, property and equipment, and goodwill. Following the closing of the asset purchase, we hired all eight team members of SMW. In connection with the acquisition the Company began using the trade name “Specialty Microwave”. The total consideration paid was $1,143,633, consisting of $668,633 in cash and a $475,000 promissory note with an interest rate of 6%. The Company also entered into a five-year lease on the property located at 120 Raynor Avenue, Ronkonkoma, NY.

Our website address is www.amplitechinc.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

The Offering

Outstanding Common Stock:	51,588,958 shares of our common stock are outstanding as of December 14, 2020.

Common Stock Offered:	Up to 2,052,632 shares of common stock for sale by the Selling Securityholder for his own account pursuant to the Plan.

Selling Securityholders:	The Selling Securityholder is set forth in the section entitled “Selling Securityholder” of this reoffer prospectus on page 13.

Use of proceeds:	We will not receive any proceeds from the sale of our common stock by the Selling Securityholder.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

OTCQB trading symbol:	AMPG

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Relating to our Business

We have had a history of losses, and we may incur additional losses in the future. We have incurred losses in various years through 2020, and we may continue to incur additional losses in the future. We had a net loss of $549,219 for the nine months ended September 30, 2020. As such, we cannot guarantee that we will become and maintain profitable in the future. Our ability to secure and sustain profitability is based on numerous factors, many of which are out of our control, including the continued market acceptance of our current and new products for 5G, cryogenic quantum computing, and internet of things (IoT)  MMICs. We may not be able to generate sufficient revenue or sell a sufficient volume of products to make a profit. Due to the uncertainty of the market and environment, AmpliTech may need additional funding after the offering to become profitable.

Our business, results of operations and financial condition may be adversely impacted by the recent COVID-19 pandemic.  The novel strain of the coronavirus (COVID-19) has spread globally and has resulted in authorities imposing, and businesses and individuals implementing, numerous unprecedented measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place/stay-at-home and social distancing orders, and shutdowns. These measures have temporarily impacted our workforce and operations, and some of the operations of our customers, vendors, suppliers, and partners. Some of the countries in which we operate has been affected by the outbreak and taken measures to try to contain it. The ultimate impact and efficacy of government measures and potential future measures is currently unknown. There is uncertainty regarding the business impacts from such measures and potential future measures. While we have been able to continue our operations through a combination of work-from-home and social distancing policies implemented to protect employees, these measures have resulted in reduced workforce availability. We opened May 5, 2020 with the CDC guidelines in place. Restrictions on our access to customer facilities may impact our ability to meet customer demand and could affect our financial condition and results of operations. The extent to which our operations and prospects may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including the frequency and severity of future outbreaks and any corresponding actions by government authorities to contain the outbreak or treat its impact. Even after the COVID-19 pandemic is contained or has otherwise subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of worsening global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown. The impact of the COVID-19 pandemic may also exacerbate other risks discussed in these risk factors, any of which could have a material effect on us. This situation is ongoing and additional impacts may arise that we are not aware of currently.

Our market is very competitive. If we fail to compete successfully, our business and operating results will suffer. We face significant competition in the amplifier industry from both established and emerging players such as Locus Microwave, Lucix, Cernex, Erzia, HEICO and L-3 Harris Technologies. Some of our competitors have longer operating histories and significantly greater financial, research and development, marketing and other resources than us. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products. These competitors may also have the ability to provide discounted pricing on their products to gain market share. In addition, consolidation in the amplifier industry could intensify the competitive pressures that we face. Many of our existing and potential competitors may be better positioned than we are to acquire other companies, technologies or products.

Some of our customers may also maintain diverse supplier bases to enhance competition and maintain multiple providers of amplifier products. Our ability to increase order sizes from these customers and maintain or increase our market share would be constrained by these policies. In addition, any decline in quality or availability of our products or any increase in the number of suppliers that such a customer uses may decrease demand for our products and adversely affect our operating results, business and prospects.

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Our ability to compete successfully depends on numerous factors, including our ability to:

•	maintain and increase our market share and the strength of our brand in amplifiers;

•	maintain and expand our relationships with channel partners;

•	secure products in large volume in a cost-effective and timely manner from our suppliers;

•	develop innovative, differentiated, high-performance products relative to our competitors’ solutions; and

•	protect our intellectual property.

We cannot assure you that our solutions will compete favorably or that we will be successful in the face of increasing competition from new products and enhancements introduced by our existing competitors or new companies entering our market. In addition, we cannot assure you that our competitors do not have or will not develop processes or product designs that currently or in the future will enable them to produce competitive products at lower costs than ours. Any failure to compete successfully would materially adversely affect our business, prospects, operating results and financial condition

Changes in our product mix could cause our overall gross margin to decline, which may adversely affect our operating results and financial condition. Our gross margin is dependent on product mix. A shift in sales mix away from our higher margin products could adversely affect our gross margins, and there can be no assurance that we will be able to maintain our historical gross margins. In addition, as our product mix becomes more customer specific and diversified, our cost of manufacturing has increased. If revenue from LNAs and customer-specific products continues to grow relative to our other products and services, our company-wide gross margin will likely decline. Additionally, increased competition and the existence of product alternatives, weaker than expected demand and other factors may lead to further price erosion, lower revenue and lower margins for us in the future, adversely affecting our operating results and financial condition.

Our products must meet exacting technical and quality specifications. Defects, errors in or interoperability issues with our products or the failure of our products to operate as expected could affect our reputation, result in significant costs to us and impair our ability to sell our products. Our products may contain defects, errors or not operate as expected, which could materially and adversely affect our reputation, result in significant costs to us and impair our ability to sell our products in the future. Our customers have demanding specifications for quality, performance and reliability that our tag and reader products must meet. Our products are highly technical and designed to be deployed in large and complex systems, networks and other settings under a wide variety of conditions. Customers and end users may discover errors, defects or incompatibilities in our products only after they have been fully deployed. In addition, users of our products may experience compatibility or interoperability issues between our products and their enterprise software systems or networks, or between our products and other amplifying products they use.

We may also experience quality problems with our products that are combined with or incorporated into products from other vendors, such as tags produced by our inlay manufacturers, or that are assembled by subcontractors. We may have difficulty identifying and correcting the source of problems when third parties are combining, incorporating or assembling our products.

If we are unable to fix errors or other problems, we could experience:

•	loss of customers or customer orders;

•	lost or delayed market acceptance and sales of our products;

•	loss of market share;

•	damage to our brand and reputation;

•	impaired ability to attract new customers or achieve market acceptance;

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•	diversion of development resources;

•	increased service and warranty costs;

•	replacement costs;

•	legal actions by our customers; and

•	increased insurance costs.

We may be required to indemnify our customers against liabilities arising from defects in our products or their solutions which incorporate our products. These liabilities may also include costs incurred by our customers or end users to correct the problems or replace our products.

While we test our products for defects or errors prior to product release, defects or errors are occasionally identified by our customers. Such defects or errors have occurred in the past and may occur in the future. To the extent product failures are material, they could adversely affect our business, operating results, customer relationships, reputation and prospects.

We may face claims of intellectual property infringement, which could be time consuming, costly to defend or settle and result in the loss of significant rights. Our industry is characterized by companies that hold large numbers of patents and other intellectual property rights and that may vigorously pursue, protect and enforce their intellectual property rights. We may in the future receive invitations to license patent and other intellectual property rights to technologies that are important to our business. We may also receive assertions against us, our customers or distributors, claiming that we infringe patent or other intellectual property rights. Claims that our products, processes, technology or other aspects of our business infringe third-party intellectual property rights, regardless of their merit or resolution, could be costly to defend or settle and could divert the efforts and attention of our management and technical personnel. If we decline to accept an offer, the offering party may allege that we infringe such patents, which could result in litigation.

In addition, many of our customer and distributor agreements require us to indemnify and defend our customers or distributors from third-party infringement claims and pay damages in the case of adverse rulings. Moreover, we may not know whether we are infringing a third party’s rights, due to the large number of patents related to amplifiers or to other systemic factors. For instance, patent applications in the United States are maintained in confidence for up to 18 months after their filing or, in some cases, for the entire time prior to issuance as a patent. Thus, we would not be able to account for such rights before publication. Competitors may also have filed patent applications or received patents and may obtain additional patents and proprietary rights that block or compete with our patents. Claims of this sort could harm our relationships with our customers or distributors and might deter future customers from doing business with us. We do not know whether we will prevail in any such future proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If any pending or future proceedings result in an adverse outcome, we could be required to:

•	cease the manufacture, use or sale of the infringing products, processes or technology;

•	pay substantial damages for infringement;

•	expend significant resources to develop non-infringing products, processes or technology;

•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or at all;

•	cross-license our technology to a competitor to resolve an infringement claim, which could weaken our ability to compete with that competitor; or

•	pay substantial damages to our customers or end users to discontinue their use of or to replace infringing technology sold to them with non-infringing technology.

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Any of the foregoing results could have a material adverse effect on our business, financial condition and operating results.

We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. In connection with the enforcement of our own intellectual property rights, the acquisition of third-party intellectual property rights or disputes related to the validity or alleged infringement of third-party intellectual property rights, including patent rights, we may be subject to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel, and by increasing our costs of doing business. If we fail to prevail in any future litigation and disputes, it could adversely affect our results of operations and financial condition. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from assembling or licensing certain of our products, subject us to injunctions restricting our sale of products, cause severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our products. Any of these could seriously harm our business.

If we are unable to obtain patent protection for our products or otherwise protect our intellectual property rights, our business could suffer. Our success depends, in part, on our ability to obtain patent protection for or maintain as trade secrets our proprietary products, technologies and inventions and to maintain the confidentiality of our trade secrets and know‑how, operate without infringing upon the proprietary rights of others and prevent others from infringing upon our business proprietary rights. Despite our efforts to protect our proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes or improvements. We cannot assure you that any of our existing or future patents or other intellectual property rights will be enforceable, will not be challenged, invalidated or circumvented, or will otherwise provide us with meaningful protection or any competitive advantage. In addition, our pending patent applications may not be granted. If our patents do not adequately protect our technology, our competitors may be able to offer additive manufacturing systems or other products similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents, and we may not be able to detect the unauthorized use of our proprietary technology or take appropriate steps to prevent such use. Any of the foregoing events would lead to increased competition and lower revenues or gross margins, which could adversely affect our operating results.

Confidentiality agreements with employees and third parties may not prevent unauthorized disclosure of trade secrets and other proprietary information, and our inability to maintain the confidentiality of that information, due to unauthorized disclosure or use, or other event, could have a material adverse effect on our business. In addition to the protection afforded by patents, we seek to rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes for which patents are difficult to enforce, and any other elements of our product discovery and development processes that involve proprietary know-how, information, or technology that is not covered by patents. Trade secrets, however, may be difficult to protect. We seek to protect our proprietary processes, in part, by entering into confidentiality agreements with our employees, consultants, advisors, contractors and collaborators. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, advisors, contractors, and collaborators might intentionally or inadvertently disclose our trade secret information to competitors. In addition, competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, or misappropriation of our intellectual property by third parties, we will not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, operating results and financial condition.

We are subject to order and shipment uncertainties. Inaccuracies in our estimates of customer demand and product mix could negatively affect our inventory levels, sales and operating results. We derive revenue primarily from customer purchase orders rather than long-term purchase commitments. To ensure availability of our products, in some cases we start manufacturing based on forecasts provided by customers in advance of receiving purchase orders from them. In some cases, our supply chain has been affected by both tariffs imposed by the Trump administration and by the COVID-19 pandemic. Our customers can cancel purchase orders or defer the shipments of our products under certain circumstances with little or no advance notice to us. Some of our products are manufactured according to our estimates of customer demand, which requires us to make demand forecast assumptions for every customer, and which may introduce significant variability into our aggregate estimate. We typically sell to channel partners and end users, and we consequently have limited visibility into future end-user demand, which could adversely affect our revenue forecasts and operating margins. Additionally, we sometimes receive soft commitments for larger order sizes which do not materialize. If we manufacture more products than we are able to sell to our customers or channel partners, we will incur losses and our results of operation and financial condition will be harmed.

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Our sales and marketing efforts may be unsuccessful in maintaining and expanding existing sales channels, developing new sales channels and increasing the sales of our products. To grow our business, we must add new customers for our products in addition to retaining and increasing sales to our current customers. Our ability to attract new customers will depend in part on the success of our sales and marketing efforts. There can be no guarantee that we will be successful in developing or implementing our sales and marketing strategy. If suitable sales channels do not develop, we may not be able to sell certain of our products in significant volumes and our operating results, business and prospects may be harmed.

Our business would be adversely affected by the departure of members of our executive management team. Our success depends, in large part, on the continued contributions of Fawad Maqbool, our Chairman, President and Chief Executive Office. Mr. Maqbool is not bound by employment contracts to remain with us for a specified period. Although we have additional engineering, technical and sales personnel, the loss of Mr. Maqbool’s service could harm our ability to implement our business strategy and respond to the rapidly changing market conditions in which we operate.

If we are unable to attract, train and retain qualified personnel, especially our design and technical personnel, we may not be able to effectively execute our business strategy. Our future success depends on our ability to attract, retain and motivate qualified personnel, including our management, sales and marketing, finance and especially our design and technical personnel. For example, we currently have limited number of personnel for assembling and testing process. We do not know whether we will be able to retain all of these personnel as we continue to pursue our business strategy. As the source of our technical and product innovations, our design and technical personnel represent a significant asset. The availability of, and competition for, qualified personnel in the New York area, where we are headquartered, constrains our ability to attract qualified personnel. The loss of the services of one or more of our key employees, especially of our key design and technical personnel, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our business, financial condition and operating results.

Failure to remediate a material weakness in internal accounting controls could result in material misstatements in our financial statements. Our management has identified a material weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such material weakness, our disclosure controls and procedures were not effective as of September 30, 2020. We do not expect to be able to remediate this material weakness until after this Offering. If not remediated, or if we identify further material weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

We and our third-party contractors are subject to environmental laws and regulations that could impose substantial costs upon us and may adversely affect our business, operating results and financial condition. Some of our operations, such as our research, development and laboratory facilities, are regulated under various federal, state, local, foreign and international environmental laws, including those governing the discharge of pollutants into the air and water, the management, disposal, handling and labeling of, and exposure to, hazardous substances and wastes and the cleanup of contaminated sites. We could incur costs, fines and civil or criminal sanctions, third-party property damage or personal injury claims, or could be required to incur substantial investigation or remediation costs, if we were to violate or become liable under environmental laws. Liability under certain environmental laws can be joint and several and without regard to comparative fault. While we have designed our products to be compliant with environmental regulations and require our third party contractors to comply, we cannot guarantee that we or our products will always be in compliance with these requirements. Environmental laws also tend to become more stringent over time, and we cannot predict the ultimate costs under environmental laws and the timing of these costs.

If we fail to implement proper and effective internal controls, our ability to produce accurate financial statements would be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price. We must ensure that we have adequate internal financial and accounting controls and procedures in place to produce accurate financial statements on a timely basis. We will be testing our internal controls and could identify areas for further attention or improvement. Implementing any changes to our internal controls may require compliance training of our directors, officers and employees, entail substantial costs to modify our accounting systems and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal control over financial reporting, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal control over financial reporting is inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

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We may need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to existing stockholders, restrict our operations or adversely affect our ability to operate our business. If we need to raise additional funds due to unforeseen circumstances or material expenditures or if our operating results are worse than expected, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to our existing stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, expending capital, or declaring dividends, or which impose financial covenants on us that limit our ability to achieve our business objectives. If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment.

Our secured indebtedness could have important consequences to you. For example, it could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate requirements;
•	expose us to interest rate fluctuations for our financing that has a variable interest rate on the debt;
•	require us to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;
•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
•	place us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

In addition, our ability to make scheduled payments or refinance our obligations depends on our successful financial and operating performance, cash flows and capital resources, which in turn depend upon prevailing economic conditions and certain financial, business and other factors, many of which are beyond our control. These factors include, among others:

•	economic and demand factors affecting our industry;
•	pricing pressures;
•	increased operating costs;
•	competitive conditions; and
•	other operating and financial difficulties, including due to the ongoing COVID-19 pandemic.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. In the event that we are required to dispose of material assets or operations to meet our debt service and other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

Our loan agreement contains various covenants limiting the discretion of our management in operating our business. Our business loan agreement contains, subject to certain carve-outs, various restrictive covenants that limit our management’s discretion in operating our business. In particular, these instruments limit our ability to, among other things:

•	except for debt incurred in the normal course of business, create, incur or assume indebtedness for borrowed money, including capital leases;
•	sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of our assets (except as may be permitted by the agreement); or
•	sell with recourse any of our accounts.

If we fail to comply with the restrictions in our loan agreement, a default may allow the lender under the relevant instruments to accelerate the repayment obligation of the related debt and to exercise its remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the lender may have to foreclose on assets that are subject to liens securing that debt and to terminate any commitments they had made to supply further funds. The loan agreement also contains various covenants that may limit our ability to pay dividends.

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Our chairman, president, chief executive officer and controlling shareholder, Mr. Fawad Maqbool, has provided a personal guarantee using his personal property, including his equity interest in our company, to secure a line of credit for the Company. A default under the credit facility could result in the sale by court order of Mr. Maqbool’s property, including his equity interest in the Company, and the resultant sale of those shares. A sale of such equity interest whether by court order or otherwise would likely cause a significant drop in the price of our common stock. Moreover, Mr. Maqbool, who could thereafter have a substantially smaller or no equity interest in our company, could have substantially less or no personal stake or interest in the commercial success of our company.

On November 20, 2020, we entered into a business loan agreement with BNB Bank, pursuant to which we received a business line of credit for $750,000, maturing on November 1, 2021 (the “BNB LOC”), and issued to BNB Bank a promissory note in the principal amount of $750,000.

In order to procure the BNB LOC, Amplitech Group, Inc., as well as Mr. Maqbool, our, chairman, president, chief executive officer and controlling shareholder (the “Guarantors”) agreed to guarantee the loan. The guarantees provided by the two Guarantors cover the full amount of the loans, interest, and any damages and related costs. Under the personal guarantees provided by the two Guarantors, the two Guarantors have agreed to perform the obligations under the agreement in the event that the Company is unable to perform its obligations. In the event that the guarantee is enforced against Mr. Maqbool, he could be obliged to use his personal property, including the equity interest in our company to fulfill his obligations under the BNB LOC. Mr. Maqbool owes a fiduciary duty of loyalty to us. However, there is potential for conflicts of interest between his personal interests and ours whether his guaranty is called upon or not. No assurance can be given that material conflicts will not arise that could be detrimental to our operations and financial prospects

A sale of a portion or all of Mr. Maqbool’s equity interest, whether voluntary or as a result of a court order, would likely cause a significant drop in the price of our common stock and could adversely affect our business operations, our business relationships and the marketability of our common stock and substantially reduce Mr. Maqbool’s beneficial ownership interest.

If Mr. Maqbool’s beneficial ownership of the Company is substantially reduced or eliminated, he would have little or no stake or interest in the business operations of the Company, and he could potentially leave the Company or not perform his duties as diligently as he otherwise might have.

Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business. Cyber-attacks or other breaches of network or information technology (IT) security, natural disasters, terrorist acts or acts of war may cause equipment failures or disrupt our systems and operations. We may be subject to attempts to breach the security of our networks and IT infrastructure through cyber-attacks, malware, computer viruses and other means of unauthorized access.  A failure to protect the privacy of customer and employee confidential data against breaches of network or IT security could result in damage to our reputation.  To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, resulted in a material impact to our operations or financial condition

The unfavorable outcome of any future litigation or administrative action could negatively impact us. Our financial results could be negatively impacted by unfavorable outcomes in any future litigation or administrative actions. We cannot assure favorable outcomes in litigation or administrative proceedings. Costs associated with litigation and administrative proceedings are very high and could negatively impact our financial results.

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Non-compliance with, or changes in, the legal and regulatory environment in the countries in which we operate could increase our costs or reduce our net operating revenues. Our business is subject to various laws and regulations in the US and in the countries throughout the world in which we do business, including laws and regulations relating to commerce, intellectual property, trade, environmental, health and safety, commerce and contracts, privacy and communications, consumer protection, web services, tax, and state corporate laws and securities laws; and specifically those conducting business of electronics, many of which are still evolving and could be interpreted in ways that could harm our business.  There is no assurance that we will be completely effective in ensuring our compliance with all applicable laws and regulations. Changes in applicable laws or regulations or evolving interpretations thereof, including increased government regulations, may result in increased compliance costs, capital expenditures and other financial obligations for us and could affect our profitability or impede the production or distribution of our products, which could affect our net operating revenues.

U.S. government audits and investigations could adversely affect our business. Federal government agencies, including the Defense Contract Audit Agency and the Defense Contract Management Agency, routinely audit and evaluate government contracts and government contractors’ administrative processes and systems. These agencies review the Company’s performance on contracts, pricing practices, cost structure, financial capability and compliance with applicable laws, regulations and standards. These agencies also review the adequacy of the Company’s internal control systems and policies, including the Company’s purchasing, accounting, estimating, compensation and management information processes and systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit or investigation of our business were to uncover improper or illegal activities, then we could be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government. In addition, responding to governmental audits or investigations may involve significant expenses and divert management attention.

Acquisitions may expose us to additional risks. We may acquire or make investments in businesses, technologies or products, whether complementary or otherwise, as a means to expand our business, if appropriate opportunities arise. There can be no assurance that we will be able to identify suitable candidates or consummate these transactions on favorable terms. If required, the financing for these transactions could result in an increase in our indebtedness, dilute the interests of our stockholders or both. The purchase price for some acquisitions may include additional amounts to be paid in cash in the future, a portion of which may be contingent on the achievement of certain future operating results of the acquired business. If the performance of any such acquired business exceeds such operating results, then we may incur additional charges and be required to pay additional amounts. Acquisitions including strategic investments or alliances entail numerous risks, which may include:

•	difficulties in integrating acquired operations or products, including the loss of key employees from, or customers of, acquired businesses;

•	diversion of management’s attention from our existing businesses;

•	adverse effects on existing business relationships with suppliers and customers;

•	adverse impacts of margin and product cost structures different from those of our current mix of business; and

•	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

Many of these factors are outside of our control and any one of these factors could result in, among other things, increased costs and decreases in the amount of expected revenues, which could materially adversely impact our business, financial condition, and results of operations. In addition, even if we are able to successfully integrate acquired businesses, the full benefits, including the synergies, cost savings, revenue growth, or other benefits that are expected, may not be achieved within the anticipated time frame, or at all. All of these factors could decrease or delay the expected accretive effect of the acquisitions, and negatively impact our business, operating results, and financial condition.

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Risks Relating to our Common Stock

The price of our common stock could be volatile and could decline following this offering at a time when you want to sell your holdings. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•	quarterly variations in our results of operations or those of our competitors;

•	delays in end-user deployments of products;

•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;

•	intellectual property infringements;

•	our ability to develop and market new and enhanced products on a timely basis;

•	commencement of, or our involvement in, litigation;

•	major changes in our board of directors or management;

•	changes in governmental regulations;

•	changes in earnings estimates or recommendations by securities analysts;

•	the impact of the Covid-19 pandemic on capital markets;

•	our failure to generate material revenues;

•	our public disclosure of the terms of this financing and any financing which we consummate in the future;

•	any acquisitions we may consummate;

•	announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	cancellation of key contracts

•	short selling activities;

•	changes in market valuations of similar companies; and

•	general economic conditions and slow or negative growth of end markets.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

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Future sales or perceived sales of our common stock could depress our stock price. This prospectus covers 25,000,000 shares of common stock. If the holders of these shares were to attempt to sell a substantial amount of their holdings at once, the market price of our common stock could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short the common stock, a practice in which an investor sells shares that he or she does not own at prevailing market prices, hoping to purchase shares later at a lower price to cover the sale. As each of these events would cause the number of shares of our common stock being offered for sale to increase, our common stock market price would likely further decline. All of these events could combine to make it very difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. The existence of shares of common stock issuable upon conversion of outstanding shares of Series A Convertible Preferred Stock, creates a circumstance commonly referred to as an “overhang” which can act as a depressant to our common stock price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing shareholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Provisions in our articles of incorporation and bylaws could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, thereby adversely affecting existing shareholders. Our articles of incorporation and bylaws contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our shareholders. For example, our articles of incorporation authorize our Board of Directors, without stockholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock. These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

The ability of Fawad Maqbool, our Chairman, to sell his stake in us and speculation about any such sale may adversely affect the market price of our common stock. Mr. Maqbool owns a significant number of our shares of outstanding common stock and, after the lock-up agreement with the underwriter expires, he may sell any or all of his shares at any time without approval by other shareholders. Speculation by the press, stock analysts, our shareholders or others regarding the intention of Mr. Maqbool to dispose of his shares could adversely affect the market price of our common stock. Moreover, the market price of our common stock may be adversely impacted by the fact that the public float of our common stock is relatively small.

Because Fawad Maqbool, our Chairman controls a significant number of shares of our voting capital stock, he has  effective control over actions requiring stockholder approval. As of December 10, 2020, Fawad Maqbool, our Chairman, President Chief Executive Officer, held 1,000 shares, or 100%, of Series A Convertible Stock issued and outstanding, and options to purchase an aggregate of 400,000 shares of Series A Convertible Stock Each share of Series A Convertible Preferred is entitled to 100 votes when the vote of holders of the Company’s common stock is sought. As a result, Mr. Maqbool has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Mr. Maqbool has the ability to control the management and affairs of our company. Accordingly, any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of us and the election of directors. Additionally, this concentration of ownership might harm the market price of our common stock by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

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Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

Risks Relating to this Offering and our Reverse Stock-Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.  The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market. Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement.

Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market, a failure of which could result in a de-listing of our common stock. The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

The reverse stock split may decrease the liquidity of the shares of our common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price. The OTCQB Venture Market, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per Unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per Unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

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USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the account of the Selling Securityholder listed herein. Accordingly, we will not realize any proceeds from the sale of the shares of our common stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholder” and “Plan of Distribution.”

SELLING SECURITYHOLDER

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholder identified below and his pledgees, donees, transferees and other successors-in-interest that receive their securities from the Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholder acquired, or may acquire, these shares from us pursuant to the Plan. The amount of shares to be reoffered or resold by means of this prospectus by the Selling Securityholder, and any other person with whom such Selling Securityholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders.  Because the Selling Securityholders may offer all or part of the shares of common stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ’‘Number of Shares Being Offered’’ represents all of the shares of our common stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our common stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of common stock offered by them by this prospectus.

		Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Position	Number	Percent (%)	Offered	Number	Percent (%)

Wayne S. Homschek (3)	Former Director	2,052,632	3.9%	2,052,632	0	0%

_________________

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 51,588,958 shares of common stock outstanding as of December 11, 2020.

(2)

Assumes that all shares of common stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the Selling Securityholder prior to the termination of this offering. Because the Selling Securityholder may sell all, some or none of his shares of common stock or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares of common stock that will be sold pursuant to this offering or the number or percentage of shares of common stock that the Selling Securityholder will own upon completion of this offering.

(3)	Includes shares of common stock issued under the Plan.

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PLAN OF DISTRIBUTION

The Selling Securityholder and any of his respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of his shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The amount of shares to be reoffered or resold by means of this prospectus by the Selling Securityholder, and any other person with whom such Selling Securityholder is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act. The Selling Securityholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales after this registration statement becomes effective;

•	broker-dealers may agree with the Selling Securityholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Securityholder will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholder may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The Selling Securityholder or his respective pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Securityholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Securityholder. The Selling Securityholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be ’‘underwriters’’ as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Securityholder. The Selling Securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Securityholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by him and, if they default in the performance of his secured obligations, the pledge or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledge, transferee or other successors in interest as Selling Securityholders under this prospectus.

The Selling Securityholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledge, transferee or other successors in interest as Selling Securityholders under this prospectus.

The Selling Securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Securityholder. If we are notified by the Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Securityholder use this prospectus for any sale of the shares of common stock, he will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Securityholder.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the Selling Securityholder will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Securityholder will sell any or all of the securities offered by him hereby.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by McMurdo Law Group LLP, New York, New York.

EXPERTS

Our audited financial statements as of December 31, 2019 and 2018 have been included in this prospectus in reliance on the report of Sadler, Gibb & Associates, LLC, an independent registered public accounting firm appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, heretofore filed by us with the Commission pursuant to the Securities Act or the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

1.	Quarterly Report on Form 10-Q filed on November 16, 2020;

2.	Annual Report on Form 10-Kfiled on March 25, 2020;

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3.	Current Report on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on April 30, 2019;

4.

The description of the Company’s common stock, par value $0.001 per share, contained in the Registrant’s Form10-12g filed under the Exchange Act on April 19, 2011 and any amendment or report filed for the purpose of updating such description.

All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this reoffer prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this reoffer prospectus (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed part of this reoffer prospectus except as so modified or superseded.

We will provide without charge to each person to whom a copy of this reoffer prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Amplitech Group, Inc., 620 Johnson Avenue, Bohemia, NY 11716, Attention: CFO, telephone number: (631) 521-7831.

You should rely only on the information incorporated by reference or provided in this reoffer prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this reoffer prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.healthlynked.com, all of our filings pursuant to the Exchange Act and Securities Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

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AMPLITECH GROUP, INC.

2,052,632 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

December 14, 2020

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The following documents, heretofore filed by us with the Commission pursuant to the Securities Act or the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

1.	Quarterly Report on Form 10-Q filed on November 16, 2020;

2.	Annual Report on Form 10-Kfiled on March 25, 2020;

3.	Current Report on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on April 30, 2019;

4.	The description of the Company’s common stock, par value $0.001 per share, contained in the Registrant’s Form10-12g filed under the Exchange Act on April 19, 2011 and any amendment or report filed for the purpose of updating such description.

All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this reoffer prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this reoffer prospectus (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed part of this reoffer prospectus except as so modified or superseded.

We will provide without charge to each person to whom a copy of this reoffer prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Amplitech Group, Inc., 620 Johnson Avenue, Bohemia, NY 11716, Attention: CFO, telephone number: (631) 521-7831.

You should rely only on the information incorporated by reference or provided in this reoffer prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this reoffer prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

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Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

The restricted securities that may be reoffered or resold by the Selling Securityholder pursuant to the reoffer prospectus included herein were stock awards granted under the Plan and were deemed to be exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering, and/or Rule 701 under the Securities Act, which relates to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans.

Item 8. Exhibits.

Exhibit Number	Description
4.1	2020 Equity Incentive Plan
5.1	Opinion of McMurdo Law Group, LLC
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of McMurdo Law Group, LLC (included in Exhibit 5.1)

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Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on December 14, 2020.

AMPLITECH GROUP, INC.

By:	/s/ Fawad Maqbool
Fawad Maqbool
Chief Executive Officer and Chairman (Principal Executive Officer)

By:	/s/ Louisa Sanfratello
Louisa Sanfratello
Chief Financial Officer and Director (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Fawad Maqbool	Chief Executive Officer and Chairman	December 14, 2020
Fawad Maqbool	(Principal Executive Officer)

/s/ Louisa Sanfratello	Chief Financial Officer and Director	December 14, 2020
Louisa Sanfratello	(Principal Accounting Officer)

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